EXHIBIT 10.40

                        Addendum to the Vendor Agreement
                                     Between
              Best Buy Purchasing, LLC and SLS International, Inc.

Effective Date:   December 1, 2005
                -------------------------------------

THIS ADDENDUM TO THE VENDOR AGREEMENT (the "Addendum") is made and entered into by and between Best Buy Purchasing LLC, a Minnesota corporation ("Best Buy"), having its principal office at 7601 Penn Avenue South, Richfield, Minnesota, 55423, U.S.A., and SLS International, Inc., a corporation organized under Delaware law ("Vendor"), having its principal office at 1650 W. Jackson, Ozark, MO 65721.

WHEREAS, the parties entered into that Vendor Agreement dated December 1, 2005 (the "Vendor Agreement") pursuant to which Best Buy will purchase goods from Vendor, and distribute, market and resell those goods;

WHEREAS, the parties entered into that certain Consignment Agreement dated February 22, 2006 (the "Consignment Agreement") pursuant to which Best Buy will distribute, market and resell Vendor's goods on a consignment basis;

WHEREAS, the parties desire to amend the Vendor Agreement as set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The Vendor Agreement, the Consignment Agreement, and the respective terms, provisions and definitions thereof shall continue in full force and effect and are hereby incorporated herein in their entirety by this reference hereto. Unless otherwise defined herein, each capitalized term used herein that is defined in the Vendor Agreement and/or the Consignment Agreement shall have the meaning specified for such term in the such Agreement. Any references to sections in this Amendment correspond to sections in the Vendor Agreement only. Provided however, that the sales calculation processes as outlined in the Consignment Agreement shall be used to calculate units sold. Only after Best Buy has recorded net sales of the initial three thousand ninety units, will Best Buy begin remitting payment for remaining units under the Consignment Agreement.

2. The parties agree that the Initial Shipment of Vendor's Products to Best Buy shall be subject solely to the terms and conditions of the Vendor Agreement, and that the terms and conditions of the Consignment Agreement shall not apply to the Initial Shipment.

3. For purposes of this Addendum, "Initial Shipment" shall mean 3,090 units of Vendor's Products set forth in a purchase order issued Best Buy on or before March 1, 2006.

4. Best Buy shall pay Vendor's invoice for the Initial Shipment within 30 days after delivery of the Initial Shipment.

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5. This Addendum supplements and modifies the Vendor Agreement and the
Consignment Agreement. Except as expressly modified herein, the Vendor Agreement and the Consignment Agreement remain in full force and effect in accordance with their respective terms and conditions. If there is any conflict between the terms of this Addendum and the Vendor Agreement or the Consignment Agreement, the terms of this Addendum shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day first written above.

BEST BUY PURCHASING LLC                         SLS INTERNATIONAL, INC.


By:                                             By:
    ---------------------------                     ---------------------

Title: VP- Vendor Management                    Title: President

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